June 10, 1996



United States Securities and
  Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

Gentlemen:

     We have reviewed and agree with the comments in Item 4 of Art Cards, Inc's Current Report on Form 8-K dated May 16, 1996.


/s/ Mitchell Finley and Company, P.C.
Mitchell . Finley and Company, P.C.
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